UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2026

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 President Clinton Ave., Ste. 300, Little Rock, AR	72201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(501) 205-8508

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	INUV	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 26, 2026, Vertro, Inc. (“Vertro”), a wholly-owned subsidiary of Inuvo, Inc., entered into an Extension Amendment (the “Amendment”), effective as of January 31, 2026, to the Google Services Agreement between Vertro and Google LLC, effective January 1, 2024 (as amended, the “Agreement”). The Amendment modifies the terms of the Agreement by extending the term for an additional month from the then current expiration date. The new expiration date of the Agreement is February 28, 2026.

The summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.02. Results of Operations and Financial Condition.

On January 28, 2026, Inuvo, Inc. (“Inuvo”) issued a press release regarding preliminary revenue for Q4 2025.  A copy of the press release is being furnished as Exhibit 99.1

The information in this Current Report on Form 8-K under this caption and accompanying exhibits are being furnished under Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Management Transition

On January 23, 2026, the board of directors (the “Board”) of Inuvo appointed Robert C. Buchner, a member of the Company’s Board and current Chief Operating Officer, as Chief Executive Officer, effective February 1, 2026, and Chairman of the Board, effective immediately. Mr. Buchner’s appointment follows the decision by the Board to transaction to new leadership, resulting in Richard K. Howe’s departure as the Company’s Chief Executive Officer, effective as of January 31, 2026. Mr. Howe will continue to serve as a member of the Company’s Board.

Mr. Buchner, age 62, was appointed as the Company’s Chief Operating Officer on September 30, 2025, and was appointed as a director of the Board on February 27, 2025. He was previously Chief Marketing Officer at Covet™ (covet.life), a disruptive fintech that leverages AI for personal asset management and estate planning. In 2020, Mr. Buchner co-founded Sheet Metal Arts, an innovation studio devoted to the future of mobility, which created and produced films for Stellantis EV launches including: Ram, Dodge and Fiat. In 2016, he became an early-stage investor and advisor at Lucy.ai, a knowledge management platform. Lucy was acquired by Capacity in 2024. From 2013 to 2016, Rob was CEO of Campbell Mithun (Interpublic Group), which was later integrated within McCann WorldGroup. During his tenure he restructured the 80-year-old agency around the Creative Sciences–a cross-functional operating model that comingles brand content, technology and media analytics. Mr. Buchner also served as CMO of Fallon Worldwide from 2004 to 2013 where he was responsible for new business growth resulting in $80M net recurring revenues across the network. As Managing Partner, he architected Fallon’s digital and entertainment practices that led to industry acclaim for Amazon Theater and BMW Films. He also opened Fallon offices in Tokyo, Singapore, Hong Kong and Sao Paulo. Rob received a Bachelor of Science degree from the University of Illinois, Urbana-Champaign.

There are no other arrangements or understandings between Mr. Buchner and any other person pursuant to which Mr. Buchner was appointed as Chief Executive Officer of the Company. There are also no family relationships between Mr. Buchner and any director or executive officer of the Company, and Mr. Buchner has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

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Amended and Restated Employment Agreement

On January 27, 2025, the Company entered into an amended and restated employment agreement with Mr. Buchner (the “Employment Agreement”). The Employment Agreement has an initial term of one year, after which the term automatically renews for additional one-year periods on the same terms and conditions, unless either party to the Employment Agreement exercises the respective termination rights available to such party. The Employment Agreement provides for a minimum annual base salary of $400,000 and entitlement to receive incentive compensation pursuant to the terms of plans adopted by the Board or its Compensation Committee. The Employment Agreement requires the Company to compensate Mr. Buchner and provide him with certain benefits if his employment is terminated. The compensation and benefits he is entitled to receive upon termination of employment vary depending on whether his employment is terminated (i) by the Company for cause (as defined in the employment agreement); (ii) by the Company without cause, or by Mr. Buchner for good reason (as defined in the employment agreement); (iii) due to death or disability; or (iv) by Mr. Buchner without good reason. The foregoing description of the Employment Agreement is a summary of its material terms and does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Separation Agreement

In connection with Mr. Howe’s departure, the Company and Mr. Howe have entered into a separation agreement, dated January 27, 2025 (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Howe shall be entitled to receive separation pay in a gross amount equal to $682,813, payable in equal monthly installments over a 22-month period following the termination date in accordance with regular payroll practices of Inuvo and payment for up to 18 months of COBRA continuation coverage. Mr. Howe’s 120,001 existing restricted stock units will fully vest on his termination date and will be settled in accordance with existing settlement schedules following the termination date. In consideration thereof, Mr. Howe has entered into a general release and agreed that no amounts are due Mr. Howe under the employment agreement with Inuvo and that obligations under his confidentiality, assignment and noncompetition agreement with Inuvo shall survive in accordance with its terms. The foregoing description of the Separation Agreement is a summary of its material terms and does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 28, 2025, Inuvo issued a press release regarding the appointment of Robert C. Buchner as Chief Executive Officer of Inuvo. A copy of the press release is being furnished herewith as Exhibit 99.2.

The information in this Current Report on Form 8-K and accompanying exhibit is being furnished and shall not be deemed to be “filed” for the purposes of Section18 of the Exchange Act, or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Extension Agreement to Google Services Agreement between Vertro, Inc. and Google LLC, dated as of January 26, 2026.
Exhibit 10.2	Separation Agreement and Release dated January 27. 2026, between Inuvo, Inc. and Richard K. Howe
Exhibit 10.3	Amended and Restated Executive Employment Agreement, dated January 27, 2026, between Inuvo, Inc. and Robert C. Buchner
Exhibit 99.1	Press Release, dated January 28, 2026
Exhibit 99.2	Press Release, dated January 28, 2026
Exhibit 104	Cover Page Interactive Data File (imbedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.
Date: January 28, 2026	By:	/s/ Wallace D. Ruiz
Wallace D. Ruiz, Chief Financial Officer

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